EXHIBIT 21.1
HSN, Inc. Subsidiaries
As of December 31, 2014

Name	Jurisdiction of Organization
AST Sub, Inc.	DE
Ballard Designs, Inc.	GA
Chasing Fireflies, LLC	DE
Cinmar, LLC	DE
Contract Décor, Inc.	DE
Cornerstone Brands, Inc.	DE
Cornerstone Services, Inc.	DE
Frontgate Marketing, Inc.	DE
Garnet Hill, Inc.	NH
H.O.T. Networks Holdings (Delaware) LLC	DE
Home Shopping Network En Espanol, L.P.	DE
Home Shopping Network En Espanol, L.L.C.	DE
HSN Catalog Services, Inc.	DE
HSN Fulfillment LLC	DE
HSN Holding LLC	DE
HSN Improvements LLC	DE
HSN Interactive LLC	DE
HSNi, LLC	DE
HSN of Nevada LLC	DE
HSN Realty LLC	DE
Ingenious Designs LLC	DE
NLG Merger Corp.	DE
S&N Operations, LLC	DE
The Cornertone Brands Group, Inc.	DE
The Cornerstone Holdings Group, Inc.	DE
TTA Operations, Inc.	DE
TravelSmith Outfitters, Inc.	CA
Ventana Television Holdings, Inc.	DE
Ventana Television, Inc.	DE
H.O.T. Home Order Television Belgium S.A.	Belgium
Home Shopping Espanol (Mexico) S. De. R.L. De. CV	Mexico
Home Shopping Espanol Servicios (Mexico) S. De. R.L. De. CV	Mexico